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                                                                    EXHIBIT 10.3


                                                                February 4, 1999


JOHN BARNES
VICE PRESIDENT
MARKETING AND SALES

Mr. Randy Ruhlman
Ruhlman Motor Sports
2530 Brandt Forest Court
Greensboro, NC  27455


Dear Randy:

It was a pleasure talking to both you and Cristi recently. It sounds like you have several exciting opportunities ahead of you during the 1999 race season.

Confirming our conversation, we agreed that you would continue procuring the shirts for us. Also, we are waiting for additional feedback regarding the "match box" like cars. Hopefully, they will be available to us as well.

Regarding our 1999 sponsorship fee, PREFORMED LINE PRODUCTS agrees to pay RUHLMAN MOTOR SPORTS $658,000 for the 1999 race season. Enclosed is a check for $300,000. The payment schedule for the remainder of the fee is as follows:

                        April 1999        $158,000
                        June 1999         $100,000
                        July 1999         $100,000

As discussed, crash damage will be capped at $25,000. "Fender-bender" type accidents will not qualify for crash damage reimbursement.

Currently, we are committed to customer reception activities at Long Beach, Mid-Ohio, and Pikes Peak. We are considering one more event, but are undecided until the final schedule is released.

Randy, we look forward to working with you this race season. Please call me if there should be any questions.

                                                      Regards,

                                                      /s/ Jon Barnes
                                                      -----------------------
RJB:jkj                                                   Jon Barnes

cc:   J. R. Ruhlman, R. G. Ruhlman